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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                         Date of Report: June 18, 1996

                 Date of Earliest Event Reported: June 4, 1996

                       HOULIHAN'S RESTAURANT GROUP, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)


      33-66392                                                  43-0913506
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(Commission File Number)                                     (I.R.S. Employer
                                                            Identification No.)

             Two Brush Creek Boulevard, Kansas City, Missouri 64112
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          (Address of principal executive office, including zip code)

                                 (816) 756-2200
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              (Registrant's telephone number, including area code)
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ITEM 6. OTHER EVENTS

        On June 4, 1996, Houlihan's Restaurant Group, Inc. ("Houlihan's") and Zapata Corporation ("Zapata") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") relating to Zapata's proposed acquisition of Houlihan's for a combination of cash and stock valued at $8.00 per share. In view of Malcolm Glazer's ownership of 35.2% of Zapata's outstanding shares and 73.3% of Houlihan's outstanding shares, special committees of the directors of both Zapata and Houlihan's who are not members of the Malcolm Glazer family have approved the Merger Agreement. The Merger Agreement has also been approved by the board of directors of Houlihan's.

        The Merger Agreement provides that Houlihan's will be merged into a newly organized subsidiary of Zapata. Holders of Houlihan's common stock may elect to receive for their shares (i) $8.00 in cash, without interest, (ii) $8.00 in market value of Zapata common stock, (iii) $4.00 in cash, without interest, and $4.00 in market value of Zapata common stock, or (iv) a residual combination of cash and Zapata common stock (aggregating $8.00 in value) determined so that the aggregate merger consideration to all holders of Houlihan's common stock is equally divided between cash and Zapata common stock. Malcolm Glazer has agreed to elect to receive the residual combination of cash and stock with respect to the shares owned by him and his affiliates. In the event that stockholders not affiliated with Malcolm Glazer as a group exercise elections to receive such an amount of cash in the merger that the aggregate ownership of Zapata common stock by Malcolm Glazer and his affiliates after the merger would exceed 49.9% of Zapata's then outstanding common stock, the cash elections of the unaffiliated stockholders will be reduced pro rata, and the cash portion of the residual elections will be increased pro rata, to assure that the forgoing 49.9% ownership threshold is not exceeded. The market value of Zapata common stock will be equal to the average of the closing price of Zapata common stock for the 20 trading days immediately preceding the second trading day prior to the date of the meeting of Houlihan's stockholders to be held to approve the transaction.

        The merger is subject, among other things, to approval by the stockholders of both companies, compliance with the Hart-Scott-Rodino-Antitrust Improvements Act, registration of the Zapata shares issuable in the merger under the Securities Act of 1933 and receipt of consent from Houlihan's lending bank or the refinancing of Houlihan's outstanding bank debt. Subject to the satisfaction of these conditions, it is expected that the transaction will close in August 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial statements of businesses acquired.

                Not applicable.

        (b)     Pro forma financial information.

                Not applicable.

        (c)     Exhibits.

                The Exhibits listed in the index to Exhibits is filed as part of this Current Report on Form 8-K.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOULIHAN'S RESTAURANT GROUP, INC.


                                        By: /s/ WILLIAM W. MORETON
                                           -----------------------------------
                                            William W. Moreton
                                            Executive Vice President/
                                            Chief Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)

Date: June 18, 1996
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                                 EXHIBIT INDEX

Exhibit No.                             Description of Exhibits
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    2                           Agreement and Plan of Merger dated June 4,
                                1996, by and among Zapata Corporation, Zapata Acquisition Corp., a wholly owned subsidiary of Zapata Corporation, and Houlihan's Restaurant Group, Inc.

   99 Text of press release issued by Houlihan's Restaurant Group, Inc. on June 5, 1996